News ONEOK Fourth Quarter and Year-end 2024 Conference Call and Webcast Scheduled TULSA, Okla. – Jan. 21, 2025 – ONEOK, Inc. (NYSE: OKE) will release fourth quarter and year-end 2024 earnings after the market closes on Feb. 24, 2025. Members of ONEOK’s management team will participate in a conference call the following day. What: ONEOK fourth quarter and year-end 2024 earnings conference call and webcast When: 11 a.m. Eastern, Feb. 25, 2025 10 a.m. Central Where: 1) Phone conference call dial 877-883-0383, entry number 0386035 2) Log on to the webcast at www.oneok.com If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for one year. A recording will be available by phone for seven days. The playback call may be accessed at 877-344-7529, access code 5294827. ------------------------------------------------------------------------------------------------------------------- At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our more than 50,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. ### Jan. 21, 2025 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1